EXHIBIT 21.1

Subsidiaries of Verint Systems Inc.

(as of November 30, 2012)

Name	Jurisdiction of Incorporation or Organization
Blue Pumpkin Software Israel Ltd.	Israel

CIS Comverse Information Systems Ltd.	Israel

Febrouin Investments Ltd.	Cyprus

Verint Systems Bulgaria	Bulgaria

Focal Info Israel Ltd.	Israel

Global Management Technologies, LLC	Delaware

Global Management Technologies Asia-Pacific PTY Limited	Australia

Global Management Technologies Europe Limited	United Kingdom

Iontas, Inc.	Delaware

Iontas Limited	Ireland

MultiVision Holdings Limited	British Virgin Islands

Rontal Engineering Applications (2001) Ltd.	Israel

Rontal-USA Inc.	Delaware

Suntech S.A.	Brazil

Syborg GmbH	Germany

Syborg Grundbesitz GmbH	Germany

Syborg Information systeme b.h. OHG	Germany

Verint Americas Inc.	Delaware

Verint Blue Pumpkin Software LLC	Delaware

Verint Systems (Asia Pacific) Limited	Hong Kong

Verint Systems (Australia) PTY Ltd.	Australia

Verint Systems (India) Private Ltd.	India

Verint Systems Japan K.K.	Japan

Verint Systems New Zealand Limited	New Zealand

Verint Systems (Singapore) Pte. Ltd. (1)	Singapore

Verint Systems (Zhuhai) Limited	People’s Republic of China

Verint Systems B.V.	The Netherlands

Verint Systems Canada Inc.	Canada

Verint Systems Cayman Limited	Cayman Islands

Verint Systems GmbH	Germany

Verint Systems Ltd.	Israel

Verint Systems Poland sp.z.o.o.	Poland

Verint Systems SAS	France

Verint Systems UK Ltd.	United Kingdom

Verint Technology Inc.	Delaware

Verint Technology UK Limited	United Kingdom

Verint Video Solutions Inc.	Nevada

Verint Video Solutions SL	Spain

Verint Video Solutions UK Limited	United Kingdom

Verint Witness Systems Canada Inc.	Canada

Verint Witness Systems Deutschland GmbH	Germany

Verint Witness Systems	United Kingdom

Verint Witness Systems LLC	Delaware

Verint Witness Systems S.A. de CV	Mexico

Verint Witness Systems Services S.A. de CV	Mexico

Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil

Verint WS Holdings Ltd.	United Kingdom

View Links Euclipse Ltd.	Israel

Victory Acquisition I LLC	Delaware

Vovici LLC	Delaware

Witness Systems Software (India) Private Limited	India

(1)        We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.